UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2022

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 11, 2022, Jaguar Health, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with SynWorld Technologies Corporation (“SynWorld”), pursuant to which the Company agreed to issue, in a private placement (the “Preferred Issuance Transaction”), an aggregate of ten shares (the “Series F Preferred Shares”) of the Company’s Series F Preferred Stock, par value $0.0001 per share (“Series F Preferred Stock”), at a price per share equal to the Series F Original Issue Price (as defined below) for gross proceeds of $100. The terms of the Series F Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series F Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of Delaware (the “DE SOS”) and effective on November 10, 2022. A description of the terms of the Series F Preferred Stock is included under Item 5.03 of this Current Report and is incorporated herein by reference.

The Purchase Agreement contained customary representations, warranties and covenants between the parties. The Preferred Issuance Transaction closed on November 11, 2022.

In connection with the Preferred Issuance Transaction, the Company plans to call a special meeting (the “Special Meeting”) of stockholders, which will include a proposal for stockholder approval for the Reverse Stock Split Amendment (as defined below). SynWorld has agreed in the Purchase Agreement to vote the shares of Series F Preferred Stock purchased in the Preferred Issuance Transaction in the same proportion as shares of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock”) are voted on the Reverse Stock Split Amendment, in the manner and to the extent set forth in Certificate of Designation.

The Purchase Agreement is attached as Exhibit 10.1 hereto. The description of the terms of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the exhibit, which is incorporated by reference herein.

Neither the disclosures on this Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy the securities described herein or therein, nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under the heading “Securities Purchase Agreement” is hereby incorporated by reference into this Item 3.02 in its entirety. The Company issued the Series F Preferred Shares pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series F Certificate of Designation

As disclosed under Items 1.01 and 3.02 above, in connection with the Preferred Issuance Transaction, the Company agreed to issue the Series F Preferred Shares to SynWorld. The preferences, rights, limitations and other matters relating to the Series F Preferred Stock are set forth in the Certificate of Designation. The shares of Series F Preferred Stock rank senior to the shares of the Company’s Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company. The Certificate of Designation is filed as Exhibit 3.1 to this report.

The Certificate of Designation authorizes the Company to issue ten of its 4,475,074 authorized shares of preferred stock as Series F Preferred Stock. The original issue price for the Series F Preferred Stock is $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series F Preferred Stock (the “Series F Original Issue Price”).

The following is a summary of the principal terms of the Series F Preferred Stock as set forth in the Certificate of Designation:

Dividends

Holders of shares of Series F Preferred Stock will not be entitled to receive any dividends on shares of Series F Preferred Stock.

Voting Rights

The Series F Preferred Stock shall have no voting rights, except the right to vote, with the holders of Common Stock, as a single class, on any resolution presented to stockholders for the purpose of obtaining approval of a proposed amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of not less than 1-for-3 and not greater than 1-for-75, with the exact ratio, if approved and effectuated at all, to be set within the range at the discretion of the Company’s board of directors on or before January 22, 2024 without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Amendment”), with each share of Series F Preferred Stock entitled to 6,000,000,000 votes per share, on the Reverse Stock Split Amendment, which votes, when properly cast by the holder thereof, shall be voted, without further action of such holder, in the same proportion as shares of Common Stock are voted (excluding any shares of Common Stock that are not voted) on the Reverse Stock Split Amendment.

As long as any shares of Series F Preferred Stock remain outstanding, the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series F Preferred Stock, (a) alter or change adversely the powers, preferences or rights of the Series F Preferred Stock, or (b) alter or amend the Certificate of Designation.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”) or a “Corporate Liquidation Event,” as defined in the Certificate of Designation (which includes a change of control or the sale, lease transfer or exclusive license of all or substantially all of the Company’s assets, in each case authorized by the Company’s board of directors), the holders of shares of Series F Preferred Stock will be entitled to receive out of the assets of the Company legally available for distribution to its stockholders before any payment is made to holders of any series of preferred stock ranking junior to the Series F Preferred Stock or to any holder of the Company’s Common Stock but subject to the rights of any class or series of securities ranking senior to or on parity with the Series F Preferred Stock, a payment per share equal to the Series F Original Issue Price (the “Series F Liquidation Amount”). Holders of shares of Series F Preferred Stock are not entitled to any further payments in the event of any Liquidation Event or Corporate Liquidation Event other than as specified above.

Conversion

The Series F Preferred Stock does not otherwise have any conversion rights.

Mandatory Redemption

No later than the 3rd business day following the approval or rejection of the Reverse Stock Split Amendment by the stockholders, the Company shall redeem any shares of Series F Preferred Stock outstanding at such time at a redemption price equal to the Series F Liquidation Amount.

Trading Market

There is no established trading market for any of the Series F Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series F Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series F Preferred Stock will be limited.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
3.1	Certificate of Designation of Series F Preferred Stock.
10.1	Securities Purchase Agreement, dated November 11, 2022, by and between Jaguar Health, Inc. and SynWorld Technologies Corporation.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Lisa A. Conte
		Name:	Lisa A. Conte
		Title:	Chief Executive Officer & President

Date: November 16, 2022

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